                                                                      EXHIBIT 25
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                       _________________________________

                                   FORM T-1


        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


   Check if an Application to Determine Eligibility of a trustee Pursuant to
                              Section 305(b) ____


                         HARRIS TRUST AND SAVINGS BANK
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                    Illinois                            16-1194448
 (JURISDICTION OF INCORPORATION OR ORGANIZATION      (I.R.S. EMPLOYER
          IF NOT A U.S. NATIONAL BANK)            IDENTIFICATION NUMBER)

             111 West Monroe Street
               Chicago, Illinois                           60603
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                              Mark F. McLaughlin
                         Harris Trust and Savings Bank
                   111 West Monroe Street, Chicago, Illinois
                                (312) 461-2531
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                     ____________________________________


                            VASTAR RESOURCES, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

            Delaware                                    95-4446177
  (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)



                             15375 Memorial Drive
                             Houston, Texas 77079
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                    ______________________________________

                           __% Senior Notes due  ___
                        (Title of Indenture Securities)

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1.  GENERAL INFORMATION.

    Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

             Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

             Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH OBLIGOR.

     If the Obligor is an affiliate of the Trustee, describe each such affiliation.

             The Obligor is not an affiliate of the Trustee.

3.  through  15.

    NO RESPONSE NECESSARY

16. LIST OF EXHIBITS.

    1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

    A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

2.  A copy of the existing by-laws of the Trustee.

         A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

3.  The consents of the Trustee required by Section 321(b) of the Act.

         (included as Exhibit A on page 3 of this statement)

4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

         (included as Exhibit B on page 4 of this statement)

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 24th day of May, 1999.

                              HARRIS TRUST AND SAVINGS BANK

                              By: /S/ AMY ROBERTS
                                  -------------------------
                                         Amy Roberts
                                       Vice President

                                       2
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                                                                       EXHIBIT A


    The consents of the trustee required by Section 321(b) of the Act.

    Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                              HARRIS TRUST AND SAVINGS BANK

                              By: /S/ AMY ROBERTS
                                  -------------------------
                                         Amy Roberts
                                       Vice President

                                       3
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EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of June 30, 1998, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

           [LOGO APPEARS HERE]  HARRIS BANK

                         Harris Trust and Savings Bank
                            111 West Monroe Street
                            Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on June 30, 1998, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                        Bank's Transit Number 71000288

                                                                                            THOUSANDS
                              ASSETS                                                        OF DOLLARS
Cash and balances due from depository institutions:
       Non-interest bearing balances and currency and coin.....................              $ 1,417,965
       Interest bearing balances...............................................              $   303,574
Securities:....................................................................
a.  Held-to-maturity securities                                                              $         0
b.  Available-for-sale securities                                                            $ 4,490,777
Federal funds sold and securities purchased under agreements to resell                       $   263,100
Loans and lease financing receivables:
       Loans and leases, net of unearned income................................   $ 9,238,306
       LESS:  Allowance for loan and lease losses..............................   $   103,410
                                                                                  -----------
       Loans and leases, net of unearned income, allowance, and reserve
       (item 4.a minus 4.b)....................................................              $ 9,134,896
Assets held in trading accounts................................................              $   192,782
Premises and fixed assets (including capitalized leases).......................              $   230,242
Other real estate owned........................................................              $       244
Investments in unconsolidated subsidiaries and associated companies............              $        23
Customer's liability to this bank on acceptances outstanding...................              $    39,065
Intangible assets..............................................................              $   262,703
Other assets...................................................................              $ 1,090,011
                                                                                             -----------
TOTAL ASSETS                                                                                 $17,425,382
                                                                                             ===========

                                       4
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

                                  LIABILITIES
Deposits:
  In domestic offices..........................................................              $ 9,411,411
       Non-interest bearing....................................................   $ 3,093,738
       Interest bearing........................................................   $ 6,317,673
  In foreign offices, Edge and Agreement subsidiaries, and IBF's...............              $ 1,501,440
       Non-interest bearing....................................................   $    33,412
       Interest bearing........................................................   $ 1,468,028
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
Federal funds purchased & securities sold under agreements to repurchase.......              $ 3,465,000
Trading Liabilities                                                                               83,843
Other borrowed money:..........................................................
a.  With remaining maturity of one year or less                                              $ 1,016,061
b.  With remaining maturity of more than one year                                            $         0
Bank's liability on acceptances executed and outstanding                                     $    39,065
Subordinated notes and debentures..............................................              $   225,000
Other liabilities..............................................................              $   408,338

TOTAL LIABILITIES                                                                            $16,150,158
                                                                                             ===========

                              EQUITY CAPITAL
Common stock...................................................................              $   100,000
Surplus........................................................................              $   601,594
a.  Undivided profits and capital reserves.....................................              $   562,502
b.  Net unrealized holding gains (losses) on available-for-sale securities                   $    11,128


TOTAL EQUITY CAPITAL                                                                         $ 1,275,224
                                                                                             ===========
Total liabilities, limited-life preferred stock, and equity capital............              $17,425,382
                                                                                             ===========

     I, Pamela Piarowski, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                      PAMELA PIAROWSKI
                                           7/30/98

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          EDWARD W. LYMAN,
          ALAN G. McNALLY,
          RICHARD E. TERRY
                                                                      Directors.

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